STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

by and among

EDULINK INC.

a Nevada Corporation
and

MEGA MEDIA GROUP, INC.

a New York Corporation

effective as of August 10, 2006

i

ii

STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

THIS STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE (the “Agreement”), is made and entered into this 10th day of August, 2006, by and among Edulink, Inc., a Nevada corporation with its principal place of business located at 201 Wilshire Blvd, Santa Monica, California 90401 (“Edulink"); Mega Media Group, Inc., a New York Corporation with its principal place of business located at 1122 Coney Island Avenue, Suite 210, Brooklyn, New York 11230 ("Mega Media”) and the Mega Media shareholders listed on Schedule 3.2 attached hereto and made a part hereof (“MM Shareholders”) (collectively, Mega Media and the MM Shareholders shall be known as the “MM Group”).

Premises

A. This Agreement provides for the acquisition of all of the issued and outstanding capital stock of Mega Media owned by the MM Shareholders, making Mega Media a wholly owned subsidiary of Edulink, in exchange for the issuance by Edulink to the MM Shareholders, upon the increase in the authorized capital stock, of a total number of shares of Edulink common stock, which will represent, and equate to, 90% of Edulink’s issued and outstanding common stock after the transaction is closed

B. The boards of directors of Edulink and Mega Media have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

C. The parties desire that the exchange qualify as a tax free exchange meeting the requirements of Article 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF EDULINK

As an inducement to and to obtain the reliance of Mega Media, Edulink represents and warrants as follows:

Section 1.1 Organization. Edulink is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Schedules attached hereto (hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Edulink's articles of incorporation or bylaws. Edulink has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2 Capitalization. The authorized capitalization of Edulink consists of 1,500,000,000 shares of common stock, $0.001 par value per share. As of the date hereof, Edulink has 1,500,000,000 common shares issued and outstanding, excluding 516,061,636 shares represented by that certain stock certificate number 17191 for 735,000,000 shares of common stock issued to Ian Rescigno, which is attached as Schedule 1.2, pursuant to that certain judgment attached as Schedule 1.5.

All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. There are no securities, warrants or options authorized or issued.

Section 1.3 Subsidiaries.  Edulink has no subsidiaries.

Section 1.4 Tax Matters: Books and Records.

(a)	The books and records, financial and others, of Edulink are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b)	Edulink has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

(c)	Edulink shall pay all outstanding liabilities of Edulink prior to the Closing as set forth in Schedule 1.4.

Section 1.5 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting Edulink or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Edulink. Edulink is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. Edulink has a judgment or order against it, which provides for the issuance of 735,000,000 shares of common stock to Ian and Ronald Rescigno. A copy of the judgment or order is attached as Schedule 1.5.

Section 1.6 Material Contract Defaults.  Edulink is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Edulink, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Edulink has not taken adequate steps to prevent such a default from occurring.

 Section 1.7 Information. The information concerning Edulink as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

 Section 1.8 Title and Related Matters. Edulink has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances. Edulink owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Edulink’ business. No third party has any right to, and Edulink has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Edulink or any material portion of its properties, assets or rights.

 Section 1.9 Contracts. On the closing date:

(a)	There are no material contracts, agreements, franchises, license agreements, or other commitments to which Edulink is a party or by which it or any of its properties are bound;

(b)
Edulink is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as Edulink can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Edulink; and

(c)
Edulink is not a party to any material oral or written: (I) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; and (vii) contract, agreement or other commitment involving payments by it for more than $10,000 in the aggregate.

 Section 1.10 Compliance With Laws and Regulations. To the best of Edulink’s knowledge and belief, Edulink has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Edulink or would not result in Edulink incurring material liability.

 Section 1.11 Approval of Agreement. The directors of Edulink have authorized the execution and delivery of this Agreement and have approved the transactions contemplated.

 Section 1.12 Material Transactions or Affiliations. There are no material contracts or agreements of arrangement between Edulink and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding Common Shares of Edulink and which is to be performed in whole or in part after the date hereof. Edulink has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

Section 1.13 No Conflict With Other Instruments. Notwithstanding any agreements executed between Edulink and investors of NIR Group, Inc., the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Edulink is a party or to which any of its properties or operations are subject.

Section 1.14 Governmental Authorizations. Edulink has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Edulink of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES OF MEGA MEDIA

As an inducement to, and to obtain the reliance of Edulink, Mega Media represents and warrants as follows:

Section 2.1 Organization.  Mega Media is a corporation duly organized, validly existing and in good standing under the laws of New York and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the attached Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Mega Media's certificate of incorporation or bylaws. Mega Media has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2 Capitalization. Mega Media’s authorized capitalization consists of 90,000,000 shares, consisting of (a) 70,000,000 shares of common stock, $.001 par value per share, of which 5,277,446 are issued and outstanding as of the date hereof, and (b) 20,000,000 shares of preferred stock, $.001 par value per share, of which 14,492,000 are issued and outstanding as of the date hereof.

All issued and outstanding common shares have been legally issued, fully paid, are nonassessable and not issued in violation of the preemptive rights of any other person. Mega Media has no other securities, warrants or options authorized or issued.

Section 2.3  Subsidiaries.  Mega Media has the following subsidiaries:

(a)	Mega Media Studios, Inc.
(b)	Mega Media Records, Inc. d/b/a Skeleton Key Media
(c)	Mega Media Film, Inc.
(d)	Mega Media Sports Entertainment, Inc.
(e)	VSE Magazine, Inc.
(f)	Echo Broadcasting Group, Inc.

Section 2.4 Tax Matters, Books & Records.

(a)	Mega Media’s books and records, financial and others are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

(b)	Mega Media has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties); and

(c)	Mega Media shall remain responsible for all debts incurred prior to the closing.

Section 2.5 Information. The information concerning Mega Media as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.6 Title and Related Matters. Mega Media has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the attached Schedules, Mega Media owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Mega Media's business. Except as set forth in the attached Schedules, no third party has any right to, and Mega Media has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Mega Media or any material portion of its properties, assets or rights.

Section 2.7 Litigation and Proceedings. There are no actions, suits or proceedings pending or threatened by or against or affecting Mega Media, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Mega Media. Mega Media does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.8 Contracts. On the Closing Date:

(a)
Except for those enumerated on the attached Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which Mega Media is a party to or by which it or any of its subsidiaries or properties are bound;

(b)
Except as enumerated on the attached Schedules, Mega Media is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Mega Media can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Mega Media; and

(c)
Except as enumerated on the attached Schedules, Mega Media is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; and (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

Section 2.9 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Mega Media is a party or to which any of its properties or operations are subject.

Section 2.10 Material Contract Defaults.  To the best of Mega Media's knowledge and belief, it is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Mega Media, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Mega Media has not taken adequate steps to prevent such a default from occurring.

Section 2.11 Governmental Authorizations. To the best of Mega Media’s knowledge, Mega Media has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Mega Media of the transactions contemplated hereby.

Section 2.12 Compliance with Laws and Regulations.  To the best of Mega Media's knowledge and belief, Mega Media has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Mega Media or would not result in Mega Media's incurring any material liability.

Section 2.13 Insurance. All of Mega Media’s insurable properties are insured for Mega Media‘s benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

Section 2.14 Approval of Agreement. The directors of Mega Media have authorized the execution and delivery of this Agreement and have approved the transactions contemplated hereby.

Section 2.15 Material Transactions or Affiliations. As of the Closing Date, there will exist no material contract, agreement or arrangement between Mega Media and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Mega Media to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of Mega Media and which is to be performed in whole or in part after the date hereof except with regard to an agreement with the Mega Media shareholders providing for the distribution of cash to provide for payment of federal and state taxes on Subchapter S income. Mega Media has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

ARTICLE III
EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 3.1 Share Exchange/Delivery of Mega Media Securities. On the Closing Date, the holders of all of the Mega Media Common Shares, consisting of 5,277,446 shares of common stock, par value $.001 per share and, shall deliver to Edulink certificates or other documents evidencing all of the issued and outstanding Mega Media Common Shares, duly endorsed in blank or with executed power attached thereto in transferable form. On the Closing Date, all previously issued and outstanding Common Shares of Mega Media shall be transferred to Edulink, so that Mega Media shall become a wholly owned subsidiary of Edulink.

Section 3.2 Issuance of Edulink Shares. In exchange for all of the Mega Media Common Shares tendered pursuant to Section 3.1, Edulink shall issue, upon the increase in the authorized capital stock and pursuant to Section 3.3, to the MM Shareholders set forth on Schedule 3.2 a total number of shares of Edulink common stock or convertible preferred stock, which will represent, and equate to, 90% of Edulink’s issued and outstanding fully diluted common stock after the transaction is closed. Such shares are restricted in accordance with Rule 144 of the 1933 Securities Act.

Section 3.3 Additional Consideration. To induce MM Group, and as consideration for the acquisition, Edulink agrees to obtain from a majority of its shareholders, and deliver to Mega Media, along with the aforementioned shareholders’ share certificates to be held in escrow, on the Closing Date, duly executed irrevocable proxies, so that Mega Media has the authority to run its business uninterrupted and to perform the following actions on behalf of Edulink: (1) Amend the Articles of Incorporation (the “Amendment”) to (a) increase the authorized common stock to a sufficient number of shares to allow for the issuances in Section 3.2 constituting 90% of the outstanding capital stock, and (b) effectuate a reverse split (the “Reverse Split”); (2) file with the State of Nevada Amended Articles of Incorporation approving the Amendment; (3) file with the SEC a Preliminary 14C Information Statement approving the resolution and Amendment (and then immediately file a Definitive 14C Information Statement pursuant to the time provisions of Regulation 14C of the 1934 Exchange Act); (4) obtain a new CUSIP number and file with the NASD the requisite 10b17 information approving the increase in authorized shares; (5) within 45 days from the Closing Date, issue to the MM Shareholders set forth on Schedule 3.2 a total number of shares of Edulink common stock representing, and equating to, 90% of Edulink’s issued and outstanding common stock; and (6) that each of the new officers of Edulink be, and each of them hereby is, authorized, empowered and directed, on behalf of Edulink, to execute, deliver and file the documents, instruments and papers covered by Sections 3.1, 3.2 and 3.3, and to take any and all other action as they or any of them may deem necessary or appropriate for the purpose of carrying out the intent of this Agreement, and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof. Notwithstanding, in the event the SEC does not approve the 14C Information Statement within six months from the Closing Date, so that Section 3.2 cannot be effectuated, the MM Group has the sole option to terminate this Agreement and the transactions contemplated herein will be deemed null and void.

Section 3.4 Present Liabilities of Edulink. Subsequent to closing, the liabilities and obligations of Edulink set forth on Schedule 3.4 shall remain liabilities of Edulink. In addition, the present officers and directors of Edulink shall be released from any and all liabilities related thereto.

Section 3.5 Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of Edulink and Mega Media shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

Section 3.6 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on the date and at the time the exchange documents are filed with the New York and Nevada Secretary’s of State in accordance with applicable laws.

Section 3.7 Termination.
(a)	This Agreement may be terminated by the board of directors or majority interest of Shareholders of either Edulink or Mega Media, respectively, at any time prior to the Closing Date if:

(i)
there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

(ii)	any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

In the event of termination pursuant to Paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

(b)
This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Edulink if Mega Media shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Mega Media contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Mega Media. If this Agreement is terminated pursuant to Paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

(c)
This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Mega Media if Edulink shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Edulink contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Edulink. If this Agreement is terminated pursuant to Paragraph (c) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

In the event of termination pursuant to paragraph (b) and (c) of Section 3.5, the breaching party shall bear all of the expenses incurred by the other party in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

Section 3.8 Directors of Edulink After Acquisition. After the Closing Date, Michael Rosenfeld shall resign as the sole member of the Board of Directors of Edulink and Aleksandr Shvarts, Dr. Lev Paukman, and David Kokakis shall be appointed to the Board of Directors of Edulink. Each director shall hold office until his successor has been duly elected and has qualified or until his death, resignation or removal.

Section 3.9 Officers of Edulink.  Upon the closing, the following person shall be appointed as officer of Edulink:

Name	Office

Aleksandr Shvarts	CEO & Chairman of the Board
David Kokakis	President
Gennady Pomeranets	CFO & Treasurer
Eric Schwartz	Vice President

ARTICLE IV
SPECIAL COVENANTS

Section 4.1 Access to Properties and Records. Prior to closing, Edulink and Mega Media will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, so that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

Section 4.2 Availability of Rule 144. Edulink and MM Shareholders holding "restricted securities", as that term is defined in Rule 144 of the 1933 Securities Act will remain as “restricted securities”. Edulink is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of Edulink and Mega Media holding restricted securities of Edulink and Mega Media as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 4.3 Special Covenants and Representations Regarding the Edulink Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the Edulink Common Shares to the Shareholders of Mega Media as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Mega Media Shareholders acquire such securities.

Section 4.4 Third Party Consents. Edulink and Mega Media agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.5 Actions Prior to and Subsequent to Closing.

(a)	From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, Edulink and Mega Media will each use its best efforts to:

(i)	maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;
(ii)	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; and
(iii)	perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business.

(b)	From and after the date of this Agreement until the Closing Date, Edulink will not, without the prior consent of Mega Media:

(i)	except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;
(ii)	declare or pay any dividend on its outstanding Common Shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;
(iii)	enter into or amend any employment, severance or agreements or arrangements with any directors or officers;
(iv)	grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or
(v)	purchase or redeem any Common Shares.

Section 4.6 Indemnification.

(a)
Edulink hereby agrees to indemnify Mega Media, each of the officers, agents and directors and current shareholders of Mega Media as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b)
Mega Media hereby agrees to indemnify Edulink, each of the officers, agents, directors and current shareholders of Edulink as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF EDULINK

The obligations of Edulink under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1 Accuracy of Representations. The representations and warranties made by Mega Media in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Mega Media shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by Mega Media prior to or at the Closing. Edulink shall be furnished with a certificate, signed by a duly authorized officer of Mega Media and dated the Closing Date, to the foregoing effect.

Section 5.2 Director Approval.  The Board of Directors of Edulink shall have approved this Agreement and the transactions contemplated herein.

Section 5.3 Officer's Certificate.  Edulink shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Mega Media to the effect that: (a) the representations and warranties of Mega Media set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) Mega Media has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since such date and other than as previously disclosed to Mega Media on the attached Schedules, Mega Media has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Mega Media, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Mega Media Schedules, by or against Mega Media which might result in any material adverse change in any of the assets, properties, business or operations of Mega Media.

Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Mega Media.

Section 5.5 Other Items.  Edulink shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Edulink may reasonably request.

Section 5.6 Payments for 1934 Exchange Act Compliance. Mega media shall be required to make all payments to Edulink’s previous auditor and any other auditors that are required to undertake the work set forth in Section 6.5 to become complaint under the 1934 Exchange Act.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF MEGA MEDIA

The obligations of Mega Media under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

Section 6.1 Accuracy of Representations. The representations and warranties made by Mega Media in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Edulink shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Edulink prior to or at the Closing. Mega Media shall have been furnished with a certificate, signed by a duly authorized executive officer of Edulink and dated the Closing Date, to the foregoing effect.

Section 6.2 Director Approval. The Board of Directors of Mega Media shall have approved this Agreement and the transactions contemplated herein.

Section 6.3 Officer's Certificate.  Mega Media shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Edulink to the effect that: (a) the representations and warranties of Edulink set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) Edulink has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

Section 6.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Edulink.

Section 6.5 1934 Exchange Act Compliance. Edulink is presently non-compliant with its 1934 Exchange Act filing requirements. As a condition to closing, Edulink must file any necessary reports to become current with its 1934 Exchange Act filings. This shall include, but not be limited to, all annual and quarterly filings.

Section 6.6 Authorized Shares. Prior to the Closing Date, Edulink shall file an amendment to its articles of incorporation in the State of Nevada increasing its authorized shares to 3,000,000,000 shares of common stock, $0.001 par value.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Brokers and Finders. Each party to this Agreement represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, United States of America.

Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to Edulink:

If to Mega Media: 1122 Coney Island Avenue, Suite 210
Brooklyn, New York 11230

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5 Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.7 Third Party Beneficiaries.  This contract is solely between Edulink and Mega Media and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.11  Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a written consent by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a written consent by the party or parties for whose benefit the provision is intended.

Section 7.12 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 7.13 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.14 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 7.15 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

Section 7.16 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.17 Failure of Conditions; Termination. In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement. In such event, the party that has failed to fulfill the conditions specified in this Agreement will be liable for the other party’s legal fees. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 7.18 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.19 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 7.20 Amendment. At any time after the Closing Date, this Agreement may be amended by a writing signed by both parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

[Remainder of Page Intentionally Blank]

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives and entered into as of the date first above written.

ATTEST:	EDULINK, INC.

	By:	/s/ Michael Rosenfeld
	Name:	Michael Rosenfeld
	Title:	CEO

ATTEST:	MEGA MEDIA GROUP, INC.

	By:	/s/ Aleksandr Shvarts
	Name:	Aleksandr Shvarts
	Title:	CEO

SCHEDULE 1.2

Rescigno Certificate for 735,000,000 shares of common stock

SCHEDULE 1.5

Judgment ordering the issuance of 735,000,000 shares of common stock to Rescigno

Schedule 3.2

Mega Media Shareholders

Aleksandr Shvarts
Alex Puzaitzer
Andre Anekeyev
Andrew Furhman
Andy Tavel
Anna Perkerman
Annette Sharvit
Boris Motovich
Boris Tantsky
Danny Vinokur
David Kokakis
Dr. Lev Paukman
Elan Kaufman
Eric Schwartz
Fd Import
Galina Goldberg
Gennady Pomeranets
Kirill Zadov
Marina Stronkin
Matrix Alliance
Michael Koblenz
Michael Kaufman
Michael Novakhov
Mikhail Bouzoukashvilli
Moshe Soloway
Nicole Caracappa
Olena Ahafonova
Ric Aliberti
Richard Larson
Julia Milne
Viktor Lushin
Vldimir Grjonko
Yevgeny Morgovsky
Yuri Pirags
Yuriy Avezov